SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2012

PUB CRAWL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-169818	27-2758155
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

801 West Bay Dr. Suite 470 Largo, FL 33770
(Address of principal executive offices)

727.330.2731
(Registrant’s Telephone Number)

19 6th Street
Belize City, Belize
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 28, 2012, we entered into a Share Exchange Agreement (the “Exchange Agreement”) with Mobile Dynamic Marketing, Inc. (“MDM”) a Florida Corporation, and the shareholders of MDM (the “Shareholders”). In connection with the closing of this transaction, we acquired all of the issued and outstanding shares of MDM, which resulted in a parent-subsidiary relationship (the “Acquisition”).

In addition, pursuant to the terms of the Exchange Agreement:

•

The Shareholders of all of the capital stock of MDM issued and outstanding immediately prior to the closing of the Acquisition exchanged their shares into Ten Million shares (10,000,000) of our common stock. As a result, the shareholders of MDM received 10,000,000 newly issued shares of our common stock.

•

Hubert Elrington, our former sole Officer and Director, agreed to cancel One Hundred and Fifty Million shares (150,00,000) of his common stock.

•

As a result, immediately following the Acquisition, there were One Hundred Twenty Five Million Five Hundred Thousand shares (125,500,000) of common stock issued and outstanding.

•

MDM provided customary representations and warranties and closing conditions, including the unanimous approval of the Acquisition by its shareholders.

As of the date of the Exchange Agreement and currently, there are no material relationships between us or any of our affiliates and MDM, other than in respect of the Exchange Agreement.

The foregoing description of the Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Exchange Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As used in this Current Report on Form 8-K, all references to the “Company,” “Pub Crawl Holdings”, “we,” “our” and “us” or similar terms, refer to Pub Crawl Holdings. Inc., including its predecessors and its subsidiaries, except where the context makes clear that the reference is only to MDM. Information about the Company and the principal terms of the Acquisition are set forth below.

On November 28, 2012, in accordance with the Exchange Agreement dated November 28, 2012, we acquired all of the issued and outstanding shares of MDM, which resulted in a parent-subsidiary relationship.

In exchange for all of the issued and outstanding shares of MDM, the Shareholders received 10,000,000 shares of our common stock, which represented approximately 8.0% of our outstanding common stock following the Acquisition and related transactions described in Item 1.01 of this Current Report.

There were 265,500,000 shares of our common stock outstanding before giving effect to the stock related matters of the Acquisition. Following these events, there were 125,500,000 shares outstanding, including:

Shares	Held By:
10,000,000	MDM Shareholders
115,500,000	Existing Shareholders

Prior to the Acquisition, there were no material relationships between us and MDM, or any of their respective affiliates, directors or officers, or any associates of their respective officers or directors, other than as disclosed in this Current Report or our other filings with the Securities and Exchange Commission.

The Acquisition and its related transactions were approved by the holders of a requisite number of shares of MDM’s common stock by shareholder meeting. One Hundred percent (100%) of Shareholders of MDM approved the Acquisition.

ITEM 3.02 – UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Acquisition, the Shareholders of MDM received Ten Million shares (10,000,000) of our common stock. The 10,000,000 shares of our common stock, which were issued to the Shareholders as of the effective date of the Acquisition, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the section, which exempts transactions by an issuer not involving any public offering.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

The Exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
2.1	Share Exchange Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUB CRAWL HOLDINGS, INC.

Date: November 29, 2012

/s/ Brian McFadden
Brian McFadden
President/Director

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